Exhibit 99.1

Perfect Moment Appoints Former Timberland V.P. and General Counsel, Kristine Marvin, as General Counsel

LONDON—March 13, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, has appointed Kristine Marvin to the new position of general counsel.

Marvin brings to Perfect Moment more than 28 years of experience in corporate and intellectual property law, compliance and governance for private and public companies. She will be responsible for advancing Perfect Moment’s legal framework, brand protection, and strengthening operations in support of the company’s rapid global expansion.

She will help advance Perfect Moment as a globally recognized, highly valued brand known for its signature aesthetic, technical innovation, and deep-rooted connection to adventure and outdoor lifestyles.

Marvin joins Perfect Moment with an extensive record of high-profile responsibilities and achievement. She previously served as vice president and general counsel at Timberland, the multi-billion-dollar global lifestyle brand, where she oversaw its corporate governance, brand protection, trade compliance, and risk management.

She supported Timberland’s global customs work and led trade defense across more than 100 countries for the parent company’s popular brands, including The North Face, Vans, Timberland, Dickies, Smartwool, Icebreaker, and JanSport. She was also involved in all of Timberland’s public company activities and regulatory reporting as a NYSE-traded company before its $2.3 billion acquisition by VF Corporation (NYSE: VFC).

“We see Kristine’s deep experience and knowledge in intellectual property law and public company governance being a game-changer for us on many levels,” stated Perfect Moment president, Jane Gottschalk. “As we continue to expand our global presence, her leadership will help safeguard our brand, drive efficiency and growth, and strengthen our foundation as a public company for the benefit of our stockholders.”

Prior to Timberland, Marvin held corporate positions at Goodwin Procter, where she advised public companies on IPOs, regulatory filings, and major transactions. She received her Juris Doctor from the Valparaiso University School of Law, graduating magna cum laude, after earning a Bachelor of Science in Design and Environmental Analysis from Cornell University.

The appointment of Marvin follows the recent moves by Perfect Moment to strengthen its production and management team with key hires from Canada Goose. The newly appointed team members had contributed to the rapid growth of Canada Goose (NYSE, TSX:GOOS), a leading peer in the luxury outerwear market with revenues up 48% over the past four years, topping C$1.3 billion in FY2024. The team is looking to deliver a similar growth trajectory for Perfect Moment.

About Perfect Moment

Perfect Moment is a high-performance luxury skiwear and lifestyle brand that blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

The brand was born in 1984 in the mountains of Chamonix, France, relaunched by Max and Jane Gottschalk in 2012, and acquired by the company in 2017 and 2018. Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand has been built on a sense of adventure which it has sustained for more than 20 years. Fueled by his personal experiences, Donar was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2032, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2033, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact